Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Fiscal First Quarter 2016 Financial Results
System-wide comparable restaurant sales growth of 3.2%
Reiterates fiscal year 2016 guidance
Conference call and webcast will be held at 5:00 p.m. ET today

Lake Forest, CA. May 2, 2016 - Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO, TACOW), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced fiscal first quarter 2016 financial results. The Company also reiterated its fiscal year 2016 guidance.

Del Taco became a public company when it completed a business combination with Levy Acquisition Corp. on June 30, 2015. This resulted in a fiscal first quarter financial statement presentation that includes a predecessor period for the twelve-weeks ended March 24, 2015 compared to a successor period for the twelve-weeks ended March 22, 2016.

Fiscal First Quarter 2016 Highlights

•	System-wide comparable restaurant sales growth of 3.2% and company-owned comparable restaurant sales growth of 2.8%, marking the tenth and fifteenth consecutive quarter of gains, respectively;

◦	Company-owned comparable restaurant sales growth comprised check growth of 5.4%, including over 1% of menu mix growth, and a transaction decrease of (2.6%);

•	Total revenue of $97.4 million, representing 3.2% growth from the fiscal first quarter of 2015;

•	Restaurant sales of $93.6 million, representing 2.9% growth from the fiscal first quarter of 2015;

•	Restaurant contribution margin, a non-GAAP financial measure, of 18.7%, an improvement of approximately 10 basis points from the fiscal first quarter of 2015;

•
Net income increased to $3.1 million from a net loss of ($4.9) million in the fiscal first quarter of 2015, representing diluted earnings (loss) per share of $0.08 and ($1.21) in the fiscal first quarter of 2016 and 2015, respectively;

•	Adjusted EBITDA, a non-GAAP financial measure, of $13.1 million compared to $13.2 million in the fiscal first quarter of 2015; and

•	The opening of two restaurants system wide, including one company-owned and one franchised restaurant.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “We achieved solid quarterly results and are on track to deliver on our fiscal year outlook. The Del Taco system extended its record of system-wide comparable restaurant sales growth to ten consecutive quarters with a 3.2% gain, in spite of significant competitive discounting and cycling over a 7.7% increase in the prior-year. At company restaurants, we also generated restaurant contribution margin expansion through favorable menu mix shifts and effective menu price increases which helped offset cost pressures, including the California minimum wage increase to $10/hour. Our ability to operate effectively in this environment is a testament to the strength and resiliency of our brand, our positioning, and our menu strategy.”

Murphy continued, “In June, we plan to launch our Fresh Combined Solutions strategy. This next iteration of Combined Solutions consists of a combination of operational and brand improvements to further embed our fresh paired with value positioning, improve speed and quality, expand our usage occasions, and differentiate Del Taco through new and delicious Mexican food platforms. Driving brand reappraisal by aligning improved guest experiences with an elevated brand promise will help drive higher quality and freshness perceptions and move us toward our average unit volume goal of $1.5 million by 2018.”

Review of Fiscal First Quarter 2016 Financial Results

Total revenue was $97.4 million, an increase of 3.2% compared to $94.4 million in the fiscal first quarter of 2015. The growth in revenue was driven by a 2.9% increase in Company restaurant sales and a 10.9% increase in franchise revenue.

Comparable restaurant sales increased 3.2% system-wide for the fiscal first quarter ended March 22, 2016 compared to the 7.7% gain in the prior year fiscal first quarter, for a two-year growth rate of 10.9%. The Del Taco system has now generated comparable restaurant sales growth for ten consecutive quarters. Company-owned comparable restaurant sales increased 2.8%, marking the fifteenth consecutive quarter of comparable restaurant sales growth. Franchise comparable restaurant sales increased 3.7%.

Restaurant contribution, a non-GAAP financial measure, increased 3.4% year-over-year to $17.5 million. As a percentage of Company restaurant sales, restaurant contribution increased approximately 10 basis points year-over-year to 18.7%. The increase was driven by an approximately 70 basis point improvement in food and paper costs and an approximately 50 basis point improvement in occupancy and other operating expenses, partially offset by an approximately 110 basis point increase in labor and related expenses. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA, a non-GAAP financial measure, was $13.1 million compared to $13.2 million in the previous year’s fiscal first quarter. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Net income was $3.1 million, compared to net loss of ($4.9) million in the fiscal first quarter of 2015. Earnings per diluted share were $0.08, compared to a loss per diluted share of ($1.21) in the first quarter of 2015.

Share Repurchase Program

Under the $25 million share repurchase authorization announced in March 2016, the Company repurchased 86,679 shares of common stock during the fiscal first quarter of 2016 at an average price of $10.79 per share for an aggregate cost of approximately $0.9 million. Approximately $24.1 million remains under this authorization. Del Taco remains committed to enhancing long-term shareholder returns through all the means at its disposal including opportunistic repurchases of common stock and warrants.

Fiscal Year 2016 Guidance

The Company is reiterating the following guidance for fiscal year 2016, the 53-week period ending January 3, 2017:

•	System-wide same store sales growth of approximately 2.5% to 4.5%;

•	Total revenue between $439 million and $449 million;

•	Total company-owned restaurant sales between $422 million and $432 million;

•	Restaurant contribution margin between 19.8% and 20.3%;

•
New California minimum wage impact estimated to increase labor and related expenses by approximately $7.2 million, including preservation of appropriate wage differentials and incremental payroll taxes;

•	General and administrative expenses of between approximately 7.9% and 8.3% of total revenue, including incremental public company costs and non-cash stock-based compensation;

•	Adjusted EBITDA between $67.5 million and $70.0 million;

•	Effective tax rate of approximately 40%;

•	Diluted earnings per share of approximately $0.53 and $0.56;

•	Fifteen to eighteen new system-wide restaurant openings, including the company-owned restaurant that opened in early January 2016; and

•
Net capital expenditures totaling approximately $36.0 to $41.0 million including approximately $10.0 to $12.5 million for new unit construction, approximately $10.0 to $11.0 million for capitalized maintenance, approximately $10.0 to $11.5 million for discretionary investment in equipment and technology, and approximately $6.0 million for land acquisition for development after 2016.

Conference Call

A conference call and webcast to discuss Del Taco’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Paul J.B. Murphy, III, President and Chief Executive Officer; John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode is 13634361.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

About Del Taco Restaurants, Inc.

At Del Taco (NASDAQ: TACO, TACOW) all menu items taste better because they are made to order with fresh ingredients including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, fresh sliced avocado and marinated chicken and carne asada grilled in the restaurant. The menu, which includes a full line of breakfast, includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Del Taco's UnFreshing Believable campaign communicates the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients at unbelievable prices. With nearly 550 restaurants in 16 states Del Taco serves more than three million guests each week. Stay up to date by following Del Taco on Twitter, Facebook and Instagram or visit www.deltaco.com for more information.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-owned or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/

or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:
Julia Young
(646) 277-1280
julia.young@icrinc.com

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheet
(In thousands, except share and per share data)

	Successor
	March 22, 2016	December 29, 2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$13,404	$10,194
Accounts and other receivables, net	2,631	3,220
Inventories	2,526	2,806
Prepaid expenses and other current assets	2,519	3,545
Total current assets	21,080	19,765
Property and equipment, net	113,332	114,030
Goodwill	319,082	318,275
Trademarks	220,300	220,300
Intangible assets, net	27,481	28,373
Other assets, net	2,883	2,829
Total assets	$704,158	$703,572
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$15,977	$16,831
Other accrued liabilities	31,523	32,897
Current portion of capital lease obligations and deemed landlord financing liabilities	1,684	1,725
Total current liabilities	49,184	51,453
Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current portion, net	167,677	167,968
Deferred income taxes	81,429	79,523
Other non-current liabilities	34,709	36,251
Total liabilities	332,999	335,195
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 38,715,746 shares issued and outstanding at March 22, 2016; 38,802,425 shares issued and outstanding at December 29, 2015	4	4
Additional paid-in capital	371,981	372,260
Accumulated deficit	(826)	(3,887)
Total shareholders' equity	371,159	368,377
Total liabilities and shareholders' equity	$704,158	$703,572

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)

	Successor	Predecessor
	12 Weeks Ended	12 Weeks Ended
	March 22, 2016	March 24, 2015
Revenue:
Company restaurant sales	$93,550	$90,883
Franchise revenue	3,329	3,001
Franchise sublease income	524	534
Total revenue	97,403	94,418
Operating expenses:
Restaurant operating expenses:
Food and paper costs	26,129	25,982
Labor and related expenses	29,784	27,923
Occupancy and other operating expenses	20,123	20,034
General and administrative	8,292	7,296
Depreciation and amortization	5,486	3,792
Occupancy and other - franchise subleases	503	505
Pre-opening costs	93	119
Restaurant closure charges, net	178	22
Loss on disposal of assets	75	—
Total operating expenses	90,663	85,673
Income from operations	6,740	8,745
Other expenses:
Interest expense	1,472	6,811
Transaction-related costs	65	6,316
Debt modification costs	—	135
Change in fair value of warrant liability	—	(35)
Total other expenses	1,537	13,227
Income (loss) from operations before provision for income taxes	5,203	(4,482)
Provision for income taxes	2,142	458
Net income (loss)	3,061	(4,940)
Other comprehensive income (loss):
Change in fair value of interest rate cap	—	(21)
Reclassification of interest rate cap amortization included in net income (loss)	—	22
Total other comprehensive income, net	—	1
Comprehensive income (loss)	$3,061	$(4,939)
Earnings (loss) per share:
Basic	$0.08	$(1.21)
Diluted	$0.08	$(1.21)
Weighted-average shares outstanding
Basic	38,798,014	4,074,498
Diluted	38,798,301	4,074,498

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Successor	Predecessor
	12 Weeks Ended	12 Weeks Ended
	March 22, 2016	March 24, 2015
Net income (loss)	$3,061	$(4,940)
Non-GAAP adjustments:
Provision for income taxes	2,142	458
Interest expense	1,472	6,811
Depreciation and amortization	5,486	3,793
EBITDA	12,161	6,122
Stock-based compensation expense	699	532
Loss on disposal of assets	75	—
Restaurant closure charges, net	178	22
Amortization of favorable and unfavorable lease assets and liabilities, net	(140)	(1)
Debt modification costs	—	135
Transaction-related costs	65	6,316
Change in fair value of warrant liability	—	(35)
Pre-opening costs	93	119
Adjusted EBITDA	$13,131	$13,210

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	Successor	Predecessor
	12 Weeks Ended	12 Weeks Ended
	March 22, 2016	March 24, 2015
Company restaurant sales	$93,550	$90,883
Restaurant operating expenses	76,036	73,939
Restaurant contribution	$17,514	$16,944